UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009 (December 22, 2009)

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 23, 2009, Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), issued a press release that detailed the closing of its previously announced issuance and sale to Investors (as defined below) pursuant to a registered direct offering (the “Offering”) of 3,747,558  units (the “Units”), consisting of (i) 3,747,558 shares of the Company’s common stock, (ii) warrants to purchase an aggregate of up to 1,873,779 shares of the Company’s common stock (and the shares of common stock issuable from time to time upon exercise of such warrants) (the “Series A Warrants”) and (iii) warrants to purchase an aggregate of up to 1,873,779 shares of the Company’s common stock (and the shares of common stock issuable from time to time upon exercise of such warrants) (the “Series B Warrants,” and collectively with the Series A Warrants, the “Investor Warrants”).  The Units were issued pursuant to that definitive securities purchase agreement (the “Purchase Agreement”), dated as of December 17, 2009, by and among the Company and the investors set forth on the signature pages thereto (collectively, “Investors”).

The closing of the Offering occurred on December 22, 2009.  The price of the Units sold was $2.00 per unit, for an aggregate purchase price of $7,495,116.  Net proceeds from the Offering are estimated to be approximately $6.9 million after deducting placement agent fees and estimated offering expenses payable by the Company.  Pursuant to the Purchase Agreement and the terms of the Investor Warrants, the Series A Warrants will be exercisable during the period beginning one hundred eighty (180) days after the date of issue and ending on the fifth (5th) anniversary of the date of issue and the Series B Warrants will be exercisable during the period beginning one hundred eighty (180) days after the date of issue and ending on the eighteen- (18) month anniversary of the date of issue.  The Investor Warrants have a per share exercise price of $2.45.

The Units were registered under, and the Company made the offer and sale of the Units pursuant to, an existing shelf registration statement on Form S-3 (Registration No. 333-162374) which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 5, 2009 and a prospectus supplement, describing the terms of the Offering, which was filed with the SEC on December 18, 2009.  Ladenburg Thalmann & Co. Inc. acted as the exclusive placement agent for the Offering and its fees and commissions due in connection with the Offering were previously announced by the Company.

The Company may use the net proceeds of the Offering to fund its research and development efforts, including clinical trials for its drug candidates, and for general corporate purposes, including working capital. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of the Company’s research and development efforts, technological advances and the competitive environment for its drug candidates.

The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 23, 2009	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: December 23, 2009		By: /s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 23, 2009	X